Exhibit 99

NEWS RELEASE
    22901 Millcreek Boulevard, Suite 600 Cleveland, Ohio 44122
    Tel. (440) 229-5151 Fax (440) 229-5138

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko
(440) 229-5130

For Immediate Release
Wednesday, August 22, 2024

NACCO INDUSTRIES
DECLARES QUARTERLY DIVIDEND

Cleveland, Ohio, August 22, 2024 – NACCO Industries® (NYSE: NC) announced today that the Board of Directors declared a regular cash dividend of 22.75 cents per share. The dividend is payable on both the Class A and Class B Common Stock, and will be paid
September 16, 2024 to stockholders of record at the close of business on September 3,
2024.

About NACCO Industries
NACCO Industries® brings natural resources to life by delivering aggregates, minerals, reliable fuels and environmental solutions through its robust portfolio of NACCO Natural Resources businesses. Learn more about our companies at nacco.com or get investor information at ir.nacco.com.

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